Exhibit 10.13
Execution Copy
REGISTRATION AND INFORMATION RIGHTS AGREEMENT
by and between
AAH Holdings Corporation
and
Advent-Amscan Acquisition LLC
Dated as of August 19, 2008

REGISTRATION AND INFORMATION RIGHTS AGREEMENT
     This Registration and Information Rights Agreement (this “Agreement”) is entered into as of August 19, 2008 by and between AAH Holdings Corporation, a Delaware corporation (together with its successors and permitted assigns, the “Company”) and Advent-Amscan Acquisition LLC (“Advent”).
RECITALS
     1. Whereas, as of the date hereof, Advent holds 11,918.7115 shares of the Class B common stock of the Company, $0.01 par value per share (the “Class B Common Stock”); and
     2. Whereas, the parties hereto desire to enter into this Agreement for purpose of regulating certain registration and information rights as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto hereby agree as follows:
1. DEFINITIONS.
     As used in this Agreement, the following terms shall have the following respective meanings:
     1.1. “Advent” has the meaning set forth in the Preamble.
     1.2. “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).
     1.3. “Agreement” has the meaning set forth in the Preamble.
     1.4. “Associate” (a) when used to indicate a relationship with any Person means, (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner often percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (iii) any relative of such Person who has the same home as such Person, is a parent, sibling, spouse, in-law, child or grandchild of such Person, or the spouse of any of them, or (b) when used to indicate a relationship with the Company, also means a director or officer of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries shall be deemed an Associate of any Stockholder.

     1.5. “Board” or “Board of Directors” means the Board of Directors of the Company as the same shall be constituted from time to time.
     1.6. “Change in Control” means after the date hereof (a) any transaction or series of related transactions in which any Person that is not a current 15% Stockholder or an Affiliate thereof, shall (i) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (ii) otherwise be the owner of (as a result of a redemption of Shares or otherwise), Shares (or shares in a successor corporation by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the board of directors of the Company or any successor corporation, or (b) the sale or transfer of all or substantially all of the Company’s assets and following such sale or transfer, there is a liquidation of the Company.
     1.7. “Class A Common Stock” means the shares of Class A common stock of the Company, $0.01 par value per share.
     1.8. “Class B Common Stock” has the meaning set forth in the Recitals.
     1.9. “Common Stock” means the Company’s common stock, par value $0.01 per share (including any class thereof) that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.
     1.10. “Common Stock Equivalents” means all shares of Common Stock (a) owned by, or (b) issuable upon exercise of options (solely to the extent such options, on or prior to the time the determination of Common Stock Equivalents is made, are vested and earned, as applicable), warrants or other equity interests convertible into Common Stock held by, each Stockholder.
     1.11. “Company” has the meaning set forth in the Preamble.
     1.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.
     1.13. “Fair Market Value” means:
     (a) with respect to Shares (other than Marketable Securities), the fair value per share of the applicable Shares as of the applicable date on the basis of a sale of such Shares in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion. In determining such Fair Market Value, no discount shall be taken for constituting a minority interest or for the illiquidity of such Shares and no upward adjustment or discount shall be taken relating to the fact that the Shares in question are subject to the restrictions and entitled to the rights provided hereunder. Such Fair Market Value shall be determined in good faith by the Board of Directors.
     (b) with respect to Marketable Securities, the average of the daily average of the high and low sales price of such Marketable Securities for the 10 days preceding the applicable date.
     1.14. “15% Stockholder” means any Stockholder owning fifteen percent (15%) or more of the outstanding shares of Common Stock
     1.15. “Holder” has the meaning set forth in Section 2.1.
     1.16. “Initial Shares” means the shares of Common Stock owned by Advent as of the date hereof.
     1.17. “Marketable Securities” means stocks and bonds of companies that are immediately and freely tradable on stock exchanges or in over the counter markets or that can otherwise readily be sold for cash.
     1.18. “Permitted Transfer” means:
     (a) a Transfer of shares of Common Stock by any Stockholder to the Company (including, without limitation, any pledge of such shares to the Company);
     (b) a Transfer of shares of Common Stock by any Stockholder to an Affiliate of such Stockholder; or
     (c) in the case of a 15% Stockholder, a Transfer of Shares of Common Stock to (i) the employees, partners or members of such 15% Stockholder or (ii) any other 15% Stockholder.
     1.19. “Permitted Transferee” means any Person who shall have acquired and who shall hold shares of Common Stock pursuant to a Permitted Transfer.
     1.20. “Person” means any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.
     1.21. “Proprietary Information” has the meaning set forth in Section 3.2.
     1.22. “Public Offering” means the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which the Common Stock shall be listed and traded on a national exchange or on the NASDAQ National Market System.
     1.23. “Registrable Securities” means (a) all shares of Class A Common Stock held by any Stockholder, (b) all shares of Class A Common Stock issuable upon the exercise of options to purchase shares of Class A Common Stock of the Company held by any Stockholder, (c) all shares of Class A Common Stock issuable upon the exercise of Class B Common Stock, and (d) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Class A Common Stock which are (i) held by a Stockholder party hereto or (ii) otherwise entitled to registration rights pursuant to a grant of such rights by the Company. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement (other than a registration statement on Form S-8) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (y) a registration statement on Form S-8 with respect to such securities shall have become effective under the Securities Act, or (z) such securities shall have been sold under Rule 144 (or any successor provision) under the Securities Act and such securities may be resold by the Holder thereof without registration under the Securities Act.
     1.24. “Registration Rights Holder” has the meaning set forth in Section 2.1.
     1.25. “SEC” means the United States Securities and Exchange Commission.
     1.26. “Securities Act” means the Securities Act of 1933, as amended, or any successor act.
     1.27. “Shares” means (a) shares of Common Stock held by Stockholders from time to time, or (b) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, the foregoing.
     1.28. “Stockholder” means the holders of capital stock of the Company.
     1.29. “Subsidiary” with respect to any entity (the “parent”) shall mean any corporation, company, firm, association or trust of which such parent, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls with power to vote, directly or indirectly through one or more Subsidiaries, shares of the equity or beneficial interest having the power to elect more than fifty percent (50%) of the directors, trustees, managers or other officials having powers analogous to that of directors of a corporation. Unless otherwise specifically indicated, when used herein the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.
     1.30. “Transfer” means to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), assign or in any other way encumber or dispose of, directly or indirectly (including by the transfer or sale of the equity interests of a holder of Class B Common Stock) and whether or not by operation of law or for value, any Common Stock Equivalents or options of the Company. Notwithstanding the foregoing, in the event that a Class B Common Stockholder, or a beneficial owner of a Class B Common Stockholder, is an investment fund formed as a limited partnership, the transfer of any limited partnership interest in such Class B Common Stockholder, or such beneficial owner of a Class B Common Stockholder, as the case may be, shall not be deemed to be a Transfer by such Class B Common Stockholder of its shares of Class B Common Stock.

2. REGISTRATION RIGHTS.
     2.1. General. For purposes of this Article II: (a) the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement, (b) the term “Holder” means any Stockholder party hereto holding Registrable Securities and (c) the term “Registration Rights Holder” means any Stockholder who has been granted registration rights by the Company.
     2.2. Demand Registration Initiated by Advent.
     (a) Subject to paragraph (b) hereof, on or after the date on which the Company has effected a Public Offering, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 2.2) by or on behalf of Advent, that the Company file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of at least the lesser of (i) $20 million of Registrable Securities (determined based upon the Fair Market Value of such Registrable Securities on the date of request), or (ii) eighty five percent (85%) of the Registrable Securities then held by Advent, then the Company shall promptly notify all other Registration Rights Holders of such request and shall use its best efforts to cause all Registrable Securities that the Registration Rights Holders have requested (within thirty (30) days after such Company notice) be registered, to be registered under the Securities Act.
     (b) If the total amount of Registrable Securities that the Registration Rights Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the opinion of such underwriters, can be sold in accordance with the procedures set forth in Section 2.3(b).
     (c) The Company shall be obligated to effect for Advent two (2) registrations of Registrable Securities pursuant to this Section 2.2; provided, that in the event that, at the request of the underwriters, the amount of Registrable Securities that Advent requested to be included in any offering is reduced by more than thirty percent (30%), such offering shall be deemed not to be a registration demanded by Advent for purposes of this Section 2.3.
     2.3. Piggyback Registration; Reduction in Registration.
     (a) If, at any time, the Company determines to register any of its equity securities for its own account under the Securities Act in connection with a Public Offering of such securities, other than the first Public Offering of its Common Stock, solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities of such Holder that each Holder has requested be registered. If the total amount of Registrable Securities that are to be included by the Company for its own account and at the request of Registration Rights Holders exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:
     (i) first, the equity securities to be registered on behalf of the Company; and
     (ii) then the Registrable Securities requested to be included by the Registration Rights Holders, pro rata, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration; provided, however, that if an underwriter who is not an Affiliate or Associate of any Holder, in good faith requests for the success of the offering, that the number of Registrable Securities to be sold by any Holder be apportioned or excluded, such number of Registrable Securities of such Holder shall be reduced or not included to the extent so requested by said underwriter;
provided, however, that if in the first Public Offering of its Common Stock, solely for cash on a form that would also permit the registration of any of the Registrable Securities the Company shall permit any Holder to register its Registrable Securities, then the provisions of this clause (a) shall apply to such Public Offering as if it were not the first Public Offering.
     (b) If the Company at any time proposes to register any of its equity securities for the account of any Holder pursuant to Section 2.2 or Section 2.9 of this Agreement, or for the account of any other Registration Rights Holder pursuant to a demand or S-3 registration under the Securities Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any of the Registrable Securities, the Company shall, at each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder received by the Company within thirty (30) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities of such Holder that such Holder has requested be registered. If the total amount of Registrable Securities requested to be included by the requesting Holders under Section 2.2 or 2.9, and at the request of other Registration Rights Holders pursuant to applicable piggy-back registration rights, the Company and the other Holders, exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, in the following order:
     (i) first, the equity securities to be registered on behalf of Stockholders initiating the demand, pro rata, based on the number of

Registrable Securities owned by each of them which each of them request be included in such registration;
     (ii) second, the equity securities to be registered on behalf of the Company; and
     (iii) third, the Registrable Securities requested to be included by the other Registration Rights Holders, pro rata, based on the number of Registrable Securities owned by each of them which each of them request be included in such registration;
provided, however, that if an underwriter who is not an Affiliate or Associate of any Holder or the Company, in good faith, requests for the success of the underwritten offering that the number of Registrable Securities to be sold by any Holder or the Company be apportioned or excluded, such number of Registrable Securities of such Holder or the Company shall be reduced or not included to the extent so requested by said underwriter.
     (c) In the event that Advent (or its Permitted Transferees) are cutback disproportionately with respect to the percentage of their shares that they may include in any Public Offering in which other Registrable Securities Holders are participating, the Company shall only allow such other Registrable Securities Holders including Shares in such Public Offering to sell shares in such Public Offering in an amount that represents the ownership percentage that Advent (or its Permitted Transferees) are allowed to sell.
     2.4. Obligations of the Company. Whenever required under Sections 2.2, 2.3 or 2.9 to use its best efforts to effect the registration of any Registrable Securities, the Company shall:
     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective;
     (b) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
     (c) as expeditiously as reasonably possible, furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with requirements of the Securities Act, and such other documents they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
     (d) as expeditiously as reasonably possible, use its best efforts to register and qualify the securities covered by such registration statement under the securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;
     (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with, or approved by, such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;
     (f) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or Holder, promptly prepare and file with the SEC and furnish to such seller or Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that, each Holder agrees that it shall not sell any Registrable Securities covered by such a registration statement upon notice from the Company until receipt of notice that such statement or omission has been corrected.
     (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each seller at least two (2) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any amendment or supplement thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;
     (h) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

     (i) use its best efforts to list all Registrable Securities covered by such registration statement on a securities exchange or the NASDAQ National Market on which any class of Registrable Securities is then listed.
     2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any act pursuant to this Article II that the Holders selling Registrable Securities shall furnish to the Company such information regarding them, the Registrable Securities held by them and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.
     2.6. Expenses of Registration. All expenses incurred in connection with a registration pursuant to Sections 2.2, 2.3 or 2.9 (excluding underwriters’ discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company (which counsel shall be reasonably satisfactory to the holders of a majority of the Registrable Securities then being registered), and the reasonable fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders which own a majority of the Registrable Securities being sold under the applicable registration) shall be borne by the Company; provided, however, that all such expenses in connection with any amendment or supplement to a registration statement or prospectus filed more than nine (9) months after the effective date of such registration statement because any Holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such Holder; provided, further, however, that Holders initiating a demand may withdraw any request made pursuant to Section 2.2, in which event such first withdrawn request shall be deemed for all purposes herein not to have been made.
     2.7. Underwriting Requirements.
     (a) Advent, together with any other 15% Stockholder, will have the right to approve the selection of the lead underwriter for the first Public Offering, which approval will not be unreasonably withheld.
     (b) Each Holder selling Registrable Securities in any registration pursuant to Sections 2.2 or 2.3 shall, as a condition for inclusion of such Registrable Securities in such underwritten registration, execute and deliver an underwriting agreement (i) acceptable to the Company and consented to by Advent, in the case of a registration pursuant to Section 2.2, (ii) acceptable to the Company and consented to by the Registration Rights Holder requesting a demand registration, in the case of a registration pursuant to Section 2.3 in connection with a demand registration not initiated pursuant to Section 2.2, or (iii) acceptable to Holders who own a majority of the Registrable Securities to be included in such registration, in the case of a registration pursuant to Section 2.3 (and not described by clause (ii) of this sentence), and the underwriters with respect to such registration. Such underwriters shall be selected (i) by the Company and consented to by XX, in the case of a registration pursuant to Section 2.2, (ii) by the Company and consented to by the Registration Rights Holder requesting a demand registration, in the case of a registration pursuant to Section 2.3 in connection with a demand registration not initiated pursuant to Section 2.2, or (iii) by a majority in interest of the Registrable Securities to be included in such registration in all other cases and shall be reasonably acceptable to the Company, in the case of a registration pursuant to Section 2.3 (and not described by clause (ii) of this sentence). Notwithstanding the foregoing, each Holder shall take all action reasonably necessary with respect to executing such underwriting agreement, including being liable in respect of (i) any representations and warranties being made by each selling Holder, and (ii) any indemnification agreements and “lock-up” agreements made by each selling Holder for the benefit of the underwriters in such underwriting agreement; provided, however, that except with respect to individual representations and warranties regarding such matters as legal capacity or due organization of such participating Holder, authority to participate in the Public Offering, compliance by such Holder with laws and agreements applicable to it, ownership (free and clear of liens, charges, encumbrances and adverse claims) of Registrable Securities to be sold by such Holder and accuracy of information with respect to such Holder furnished for inclusion in any disclosure document relating to each Public Offering, the aggregate amount of the liabilities of such participating Holder pursuant to such underwriting agreement shall not exceed either (a) such participating Holder’s pro rata portion of any such liability, in accordance with such participating Holder’s portion of the total number of Registrable Securities included in the public offering, or (b) the net proceeds received by such participating Holder from the public offering.
     2.8. Indemnification. In the event any Registrable Securities are included in a registration statement under this Article II:
     (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder (which term, for purposes of this Section 2.8, shall include the directors, officers and employees of Advent and their Affiliates) requesting or joining in a registration, any underwriter (as defined in the Securities Act) for a registration, and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which any such Holder, underwriter or Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in a registration statement relating to a registration pursuant to this Article II, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, underwriter or control Person for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or control Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder.
     (b) To the fullest extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the Securities Act) against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, control Person, agent, underwriter or other Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder (other than information furnished by such Holder on behalf of the Company in his or her capacity as an officer or director of the Company) expressly for use in connection with such registration; and such Holder will reimburse the Company and each such director, officer, control Person, agent, underwriter or other Holder for any and all legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, the indemnity obligation of each such Holder hereunder shall be limited to and shall not exceed the proceeds actually received by such Holder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control Person and shall survive the transfer of such securities by such Holder.
     (c) Any Person seeking indemnification under this Section 2.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless and to the extent the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.
     (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 2.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the applicable indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the applicable indemnifying party and the applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.
     2.9. Registration on Form S-3. After the date on which the Company has effected a Public Offering, if (i) a Holder or Holders request in writing (specifying that such request is being made pursuant to this Section 2.9) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of securities having an aggregate value of not less than $1,000,000 and (ii) the Company is entitled to use such form to register such securities, then the Company shall file a Form S-3 with respect to such securities within ninety (90) days from the date of such request, and shall use its best efforts to cause such registration statement to become effective; provided, that the Company shall not be required to effect any such registration more frequently than once every six (6) months.
     2.10. Reports Under the Exchange Act. With a view to making available to the Holders and their Permitted Transferees the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:
     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to ninety (90) days after the effective date of the first registration statement covering a Public Offering filed by the Company;
     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
     (c) furnish to any Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.
     2.11. No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and covenants that it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement without the prior written consent of a majority in interest of the Holders. For the avoidance of doubt, Advent and any other stockholder party hereto acknowledge that the Amended and Restated Stockholders Agreement between the Company and any certain stockholders dated as of the date hereof does not violate this Section 2.11.
     2.12. Stock Split. If, on or after the receipt by the Company of a request for registration of a public offering pursuant to Section 2.2, the proposed managing underwriter or underwriters of such offering reasonably believes that the number of shares to be registered is less than the minimum number necessary for the success of such offering, the Company will promptly prepare and submit to its Board of Directors, use its best efforts to cause to be adopted by its Board of Directors and stockholders, and, if so adopted, file and cause to become effective, an amendment to its certificate of incorporation so as to cause each share of its outstanding Common Stock to be converted into such number of shares of such Common Stock so that the number of shares of Registrable Securities to be registered is equal to the minimum number which such managing underwriter or underwriters reasonably believes is necessary for the success of such offering. Each Stockholder, together with his or its Permitted Transferees, hereby agrees to vote the shares of the Company’s Common Stock held by him or it in favor of adopting such amendment.
     2.13. Timing and Other Limitations.
     (a) No request shall be made with respect to any registration pursuant to Section 2.2 within one hundred twenty (120) days immediately following the effective date of any registration statement filed by the Company.

     (b) If the Company shall furnish to the Holders of Registrable Securities requesting a registration pursuant to Section 2.2 a certificate signed by a majority of the Board of Directors stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore advisable to defer the filing of such registration statement, then the Company shall have the right to defer the filing of the registration statement for a period of not more than one hundred twenty (120) days and the request pursuant to Section 2.2 then made shall not be counted for purposes of determining the number of registrations pursuant to Section 2.2; provided, however, that the Company may not utilize such right more than once in any twelve-month period.
     2.14. Lock-up.
     (a) In connection with the first Public Offering of Shares, no holder of Shares shall Transfer any Shares for a period beginning seven (7) days immediately preceding the date upon which the Company in good faith believes that the relevant registration statement shall become effective, and ending on the one hundred eightieth (180th) day (or, at the discretion of the underwriter, such lesser period) following the effectiveness of such registration statement with respect to such Public Offering without the prior written consent of the underwriters managing the offering, and at the request of the underwriter, each holder of Shares shall enter into an agreement to such effect with the underwriter; provided, however, that the provisions of this Section 2.14 shall not prohibit any Permitted Transfers, provided that the Permitted Transferee agrees to be bound by the terms of this Agreement, including this Section 2.14.
     (b) In connection with a Public Offering initiated pursuant to Section 2.2 hereof, at the request of the initiating Stockholder, no holder of Shares shall Transfer any Shares without the prior written consent of the underwriters managing the offering. The request made by the initiating Stockholder pursuant to this clause (b) shall not be made within sixty (60) days of the expiration of any other contractual lock-up period (which 60-day period shall be increased by the number of days the Company’s insider trading window has been closed during such 60-day period) and shall expire ninety (90) days (or such shorter period to which the underwriter shall agree) following the effectiveness of the registration statement with respect to such public offering. At the request of the underwriter, such holder of Shares shall enter into an agreement with the underwriter to the effect of the foregoing. The provisions of this Section 2.14(b) shall not be applicable to (i) Permitted Transferees of any Holder who are shareholders, partners or members, respectively, of such Holder, who in each case, received Shares after the initial Public Offering and not otherwise during any lock-up period, (ii) any Holder more than once during any calendar year, (iii) any Holder (other than the Company’s directors and officers ) that is not provided the opportunity to include Shares in such Public Offering on a pro rata basis with all holders according to the total amount of Registrable Securities then owned by such holder, and (iv) any Holder who holds less than 5% of the Company’s outstanding common stock, other than the Company’s directors and officers.

     (c) The Company shall ensure that any underwriting agreement entered into in connection with an underwriting in which Advent (or its Permitted Transferees) participates will provide that in the event that any 15% Stockholder is released by the underwriters managing an offering covered by this Section 2.14 from its obligations under this Section 2.14 (or any similar lock-up restriction), Advent (and its Permitted Transferees) shall also be released by the underwriters managing such offering from their obligations under Section 2.14 (or any similar lock-up restriction), on a pro rata basis, in accordance with their respective number of Registrable Securities held by them.
3. FINANCIAL AND BUSINESS INFORMATION; CONFIDENTIALITY.
     3.1. From and after the date hereof, Advent, so long as it holds more than five percent (5%) of the outstanding Shares shall be entitled to receive from the Company, upon request, the following information (a) as soon as practicable following the end of each fiscal quarter of the Company, unaudited quarterly financial reports; (b) as soon as practicable following the end of each fiscal year of the Company, audited annual financial reports; and (c) when and as approved by the Board of Directors, budgets and business plans of the Company. In addition, Advent shall be entitled to receive from the Company, as soon as practicable following the end of each month, unaudited financial results.
     3.2. Each Holder shall maintain the confidentiality of any confidential and proprietary information of the Company (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally. Nothing herein shall prevent any Holder from using Proprietary Information to enforce its rights under (a) this Agreement or, (b) the rights granted to it as a holder of Common Stock contained in the Company’s certificate of incorporation; or from disclosing a summary of Proprietary Information to the partners of such Holder as to the performance of the Company.
4. REMEDIES.
     The parties to this Agreement acknowledge and agree that the covenants of the Company and the Stockholders set forth in this Agreement, as well as the rights granted to a holder of Common Stock contained in the Company’s certificate of incorporation, may be enforced in equity by a decree requiring specific performance. In the event of a breach of any material provision of this Agreement or any material right granted to a holder of Common Stock contained in the Company’s certificate of incorporation, the aggrieved party will be entitled to institute and prosecute a proceeding to enforce specific performance of such provision, as well as to obtain damages for breach of this Agreement or the Company’s certificate of incorporation, as the case may be. Without limiting the foregoing, if any dispute arises concerning the Transfer of any of the Shares subject to this Agreement or concerning any other provisions hereof, any material provision of the Company’s certificate of incorporation related to rights of holders of Common Stock, or the obligations of the parties hereunder or thereunder, the parties to this Agreement agree that an injunction may be issued in connection therewith (including, without limitation, restraining the Transfer of such Shares or rescinding any such Transfer). Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement, the Company’s certificate of incorporation or otherwise.
5. MISCELLANEOUS.
     5.1. Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. Any amendments to, or the termination of, this Agreement shall require the prior written consent the parties hereto. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to benefits under this Agreement. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.
     5.2. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
     5.3. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given seven (7) days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) business day after sending by overnight delivery service, to the respective addresses of the parties set forth below:
          (a) For notices and communications to the Company to:
AAH Holdings Corporation
80 Grasslands Road
Elmsford, NY 10523
Attention: James C. Harrison and Michael Correale
(914) 345-2056
with a copy to:
Berkshire Partners LLC
One Boston Place
Boston, MA 02108
Attention: Mr. Robert J. Small and Sharlyn Heslam
Facsimile: (617) 227-6105

and to:
Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Jane D. Goldstein, Esq.
Facsimile: (617) 951-7050
          (b) for notices and communications to Advent to:
Advent-Amscan Acquisition LLC
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention: Steven J. Collins
Facsimile: (617) 951-0566
with a copy to:
Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, MA 02110
Attention: James Westra, Esq.
Facsimile: (617) 772-8333
By notice complying with the foregoing provisions of this Section 5.3, each party shall have the right to change the mailing address for future notices and communications to such party.
     5.4. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors and assigns; provided, however, that no right or obligation under this Agreement may be assigned except as expressly provided herein, it being understood that the Company’s rights hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company. No such assignment shall relieve an assignor of its obligations hereunder.
     5.5. Governing Law. This Agreement shall be governed by the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.
     5.6. Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder or any transferee of Shares, the provisions of Article III shall terminate as to such Stockholder or transferee, when, pursuant to and in accordance with this Agreement, such Stockholder or transferee, as the case may be, no longer owns any Shares; provided, that termination pursuant to this Section 5.6 shall only occur in respect of a Stockholder after all Permitted Transferees in respect thereof also no longer own any Shares. Notwithstanding the foregoing, Article III shall terminate upon the earlier of a Change in Control or the consummation of a Public Offering.
     5.7. Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.
     5.8. Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.
     5.9. Purchase for Investment; Legend on Certificate. Each of the parties acknowledges that all of the Shares held by such party are being (or have been) acquired for investment and not with a view to the distribution thereof and that no transfer, hypothecation or assignment of Shares may be made except in compliance with applicable federal and state securities laws. All the certificates of Shares which are now or hereafter owned by the Stockholders and which are subject to the terms of this Agreement shall have endorsed in writing, stamped or printed, thereon the following legend:
“The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.”
All shares shall also bear all legends required by federal and state securities laws.
     5.10. No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
     5.11. Costs and Expenses. Each party shall pay its own costs and expenses incurred in connection with this Agreement, and any and all other documents furnished pursuant hereto or in connection herewith.
     5.12. Counterpart. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.
     5.13. Headings. All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

     5.14. Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to entitle any Person other than the Company and the Holders to any claim, cause of action, right or remedy of any kind.
     5.15. Consent to Jurisdiction. The Company and each of the Holders, by its, his or her execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the federal courts in the State of New York for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its, his or her property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. The Company and each of the Holders hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.3 is reasonably calculated to give actual notice.
     5.16. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 5.16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

THE COMPANY: AAH HOLDINGS CORPORATION
By:	/s/ James M. Harrison
Name:	James M. Harrison
Title:	President, Chief Operating Officer and Director

ADVENT: ADVENT-AMSCAN ACQUISITION LLC
By:	/s/ Steven J. Collins
Name:	Steven J. Collins
Title:	Vice President and Secretary

(Signature Page to Registration and Information Rights Agreement)